Exhibit 10.2
SEPARATION AND RELEASE AGREEMENT
     This Separation and Release Agreement (“Agreement”) is entered into as of the 11 day of February, 2009, by and between William M. Austin (“Executive”) and Key Energy Shared Services, LLC and Key Energy Services, Inc. (collectively referred to as the “Company”).
     WHEREAS, Executive and the Company entered into an Amended and Restated Employment Agreement effective December 31, 2007 (“Employment Agreement”);
     WHEREAS, on December 31, 2007 and contemporaneous with the execution of the Employment Agreement, Key Energy Services, Inc. executed and delivered to Executive a Guaranty in favor of Executive (“Guaranty”), as an inducement to Executive to enter into the Employment Agreement;
     WHEREAS, Executive has provided notice to the Company of his decision to terminate his employment with the Company other than for Good Reason, as that term is defined in the Employment Agreement, effective February 6, 2009 (“Separation Date”);
     WHEREAS, the Company has accepted Executive’s decision to terminate his employment with the Company other than for Good Reason, on the Separation Date; and
     WHEREAS, concurrent with Executive’s termination of employment with the Company, Executive has also resigned his positions as President of Key Energy Shared Services, LLC and Senior Vice President and Chief Financial Officer of Key Energy Services, Inc.
     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties agree as follows:
     1. TERMINATION OF EMPLOYMENT RELATIONSHIP: Executive acknowledges that his employment with the Company will end on the Separation Date based on his decision to terminate his employment other than for Good Reason, as defined in the Employment Agreement. Any benefits to which Executive is entitled under the Employment Agreement, the Guaranty, the 1997 Incentive Plan, the 2006 Phantom Share Plan, and the 2007 Incentive Plan will be determined and paid or granted to Executive based on the terms of the Employment Agreement, the Guaranty and any respective Equity Incentive Agreements and respective Incentive Plans.
     2. SEPARATION BENEFITS: The Company will provide Executive with the following consideration (collectively referred to as “Separation Benefits”):
     A. The Company agrees to waive a portion of Section 7(a) of the Employment Agreement, such that Executive may serve in an interim (defined as less than 120 days) managerial capacity with or be engaged to provide restructuring advice for any “Competitive Business” in the “Competitive Market Area”, as those terms are
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defined in the Employment Agreement, during the twelve months following the Separation Date; and
     B. No later than March 15, 2009, the Company will pay Executive the target bonus, as described in Section 2(b) of the Employment Agreement, for the second half of fiscal year ended December 31, 2008, in such amount to be determined by the Company.
     Executive agrees that the consideration the Company has agreed to provide includes amounts in addition to anything of value to which Executive is already entitled pursuant to his Employment Agreement, the Guaranty, and any Equity Incentive Agreements. The Company will apply standard tax and other applicable withholdings to payments made to Executive.
     3. RELEASE: For and in consideration of the Separation Benefits, on behalf of Executive, his heirs, dependents, successors and assigns, Executive hereby irrevocably and unconditionally RELEASES, WAIVES, AND FOREVER DISCHARGES the Company and its partners, parents, subsidiaries, affiliates, and related companies and any predecessors thereto, and its and their present and former agents, employees, officers, directors, owners, stockholders, attorneys, insurers, plan fiduciaries, successors and assigns, whether in their individual or official capacities (collectively, the “Key Parties”), from and against any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which Executive has, had, or may have against the Key Parties, or any of them, relating to or arising out of his employment or separation from employment with the Company, and any other events or transactions involving the Company, up to and including the date of Executive’s execution of this Agreement. This Agreement includes, but is not limited to (a) any statutory claims under the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1870, 1964 and 1991, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, Chapter 21 et. seq. of the Texas Labor Code, the Employee Retirement Income Security Act, the Sarbanes Oxley Act, or arising from any federal, state, or local statute, ordinance or regulation; (b) any common law, tort or contract claims; (c) any claims for compensation, payments, reimbursements of expenses, issuance of options, restricted stock, stock or other securities of the Company (or any exercise, issuance or sale of such securities), severance, or benefits, other than as described herein, (d) any claims, matters, or actions related in any way to Executive’s employment and separation with the Company; and (e) any claims for fees, costs, and disbursements of any kind, including attorneys’ fees. Executive represents and warrants that he has not filed or lodged, and has no outstanding claims, including any lawsuits or administrative proceedings, against the Company. This Agreement does not apply to any claims or rights that may arise after the date that Executive signs this Agreement, to vested rights under Executive’s employee benefit plans as applicable, or to claims that the controlling law clearly states may not be released by settlement. Nothing in this Agreement generally prevents Executive from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), or any other federal, state, or local agency charged with the enforcement of any employment laws. Despite
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this, by signing this Agreement, Executive is waiving his right to monetary recovery based on claims asserted in such a charge or complaint.
     4. NON-ADMISSION: Executive understands and agrees that this Agreement shall not in any way be construed as an admission by the Key Parties of any unlawful or wrongful acts whatsoever against Executive or any other person, and the Key Parties specifically disclaim any liability to or wrongful acts against Executive or any other person.
     5. CONFIDENTIALITY: Executive agrees to keep this Agreement, its terms, and the terms of the Separation Benefits completely confidential; however, Executive may disclose the terms of this Agreement and the Separation Benefits to his accountants, attorneys, or as otherwise required by law. Executive also agrees not to disclose, communicate, or publish any disparaging information of any kind about any of the Key Parties.
     6. ADVICE OF COUNSEL; REVOCATION PERIOD; OTHER INFORMATION: THIS AGREEMENT SPECIFICALLY WAIVES ALL OF EXECUTIVE’S RIGHTS AND CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S.C. § 621 et seq.), AS AMENDED, AND THE OLDER WORKERS’ BENEFIT PROTECTION ACT, AS AMENDED. In connection with this waiver, Executive understands and agrees that: (i) he may take a period of twenty-one days within which to consider whether he will execute this Agreement; (ii) If he signs this Agreement prior to the end of the twenty-one day time period, he certifies that, in accordance with 29 CFR § 1625.22(e)(6), he knowingly and voluntarily decided to sign the Agreement after considering it less than twenty-one days and his decision to do so was not induced by the Key Parties through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the twenty-one day time period. Executive has not been asked by the Key Parties to shorten his time-period for consideration of whether to sign this Agreement. If Executive decides to sign this Agreement prior to the end of the twenty-one day time period, the Key Parties will not provide different terms to Executive as a result of this decision. Executive understands that if he waives some portion of the twenty-one day time period, the Key Parties may expedite the processing of benefits provided to him in exchange for signing this Agreement; (iii) Executive has carefully read and fully understands all of the provisions of this Agreement, and declares that it is written in a manner that he understands and he knowingly and voluntarily (of his own free will) entered into all of the terms set forth in this Agreement; (iv) This Agreement constitutes a release and discharge of claims, among others, arising under the Age Discrimination in Employment Act, including the Older Workers’ Benefit Protection Act, in exchange for consideration that is in addition to anything of value to which Executive already is entitled; (v) Executive knowingly and voluntarily intends to be legally bound by the terms of this Agreement; (vi) Executive was advised and hereby is advised in writing to consult with an attorney of his choice prior to executing this Agreement and has had ample time to consult with an attorney prior to executing this Agreement; (vii) Executive relied solely and completely upon his own judgment or the advice of his attorney in entering into this
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Agreement; (viii) Executive understands that he has a period of seven days to revoke his acceptance of this Agreement, and that he may deliver notification of revocation by letter or facsimile addressed to Ms. Jamie Fishman, Associate General Counsel, Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010. Executive understands that this Agreement will not become effective and binding, and that none of the consideration described in Paragraph 2 above will be provided to him until after the expiration of the revocation period; (ix) Although Executive is releasing claims that he may have under the Older Workers’ Benefit Protection Act and the Age Discrimination in Employment Act, he understands that he may challenge the knowing and voluntary nature of this Agreement under the Older Workers’ Benefit Protection Act and the Age Discrimination in Employment Act before a court, the EEOC, the NLRB, or any other federal, state, or local agency charged with the enforcement of any employment laws. Executive understands, however, that if he pursues a claim against the Key Parties under the Older Workers’ Benefit Protection Act and/or the Age Discrimination in Employment Act, a court has the discretion to determine whether the Key Parties are entitled to restitution, recoupment, or set off (hereinafter “reduction”) against a monetary award obtained by Executive in the court proceeding. A reduction never can exceed the amount Executive recovers, or the consideration he received for signing this Agreement, whichever is less. Executive also recognizes that the Key Parties may be entitled to recover costs and attorneys’ fees incurred by them as specifically authorized under applicable law; (x) Executive is, through this Agreement, releasing the Key Parties from any and all claims he may have against them relating to his employment and separation, including claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et. seq.). Executive’s initials below, following the present paragraph of this Agreement, evidence his understanding and voluntary waiver of all claims against the Key Parties, including but not limited to those pursuant to the Age Discrimination in Employment Act, the Texas Labor Code, and the Older Workers’ Benefit Protection Act. Initials: WA
     7. SUPPORT WITH FORM 10-K: Executive agrees to provide continued support to the Company, as the Company deems reasonably necessary, from the Separation Date through the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
     8. COOPERATION: Executive agrees to fully and reasonably cooperate with the Company with respect to any and all business issues, claims, internal investigations, inquiries and/or investigations by the Government or by a regulator, administrative charges, and litigation related to the Company or its business interests. This would include, but not be limited to, responding to questions, providing information, attending meetings, depositions, administrative proceedings, and court hearings, and assisting the Company, its counsel and any expert witnesses. Executive agrees not to communicate with any party, its legal counsel, or others adverse to the Company in any pending or threatened claims or litigation except with the prior consent of the Company. Should Executive receive notice of a subpoena or other attempt to communicate with or obtain information from Executive in any way relating to the Company or its business interests, Executive agrees to notify the General Counsel of the Company and to provide
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a copy of any such subpoena or request within two (2) calendar days of receipt of such notice. Nothing in the Agreement restricts the ability of Executive to appropriately respond to a subpoena or other request from the Government or regulators.
     9. INDEMNIFICATION BY COMPANY: Subject to the limitations of this Paragraph 9, the Company shall continue to satisfy in full any currently existing or hereafter arising indemnification obligations to Executive (whether arising by law, the Company’s organizational documents or pursuant to separate indemnification agreements with the Company). Executive is deemed to be an “insured person” under the Company’s existing Directors and Officers (“D&O”) liability insurance for his period of service to the Company prior to the Separation Date. Executive’s right to indemnification and insurance coverage as described in this Paragraph 9 is conditioned upon his meeting the applicable standards of conduct and otherwise meeting the qualifications for indemnification or coverage, as the case may be, under the terms provided in such arrangements.
     10. APPLICABLE LAW: This Agreement shall, in all respects, be interpreted, enforced, and governed under the laws of the State of Texas, in the federal or state courts in Harris County. The Company and Executive agree that the language of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the parties.
     11. MISCELLANEOUS:
     A. The parties agree that this Agreement shall be binding on the parties hereto and their legal representatives, successors and assigns.
     B. Executive acknowledges that the Company and its affiliates are not obligated to offer employment or reemployment to him at any future time.
     C. Executive agrees to pay any taxes found to be owed from payments made pursuant to this Agreement and to hold the Company harmless and indemnify the Company from any claims, assessments, demands, penalties and interest found to be owed as a result of any payment made pursuant to this Agreement.
     D. Except as otherwise noted in Paragraph 2 of this Agreement, nothing in this Agreement is intended to alter or change Executive’s prospective obligations as set forth in his Employment Agreement including, but not limited to, Sections 7 (Limitation on Competition), 8 (Confidential Information), and 9 (Return of Materials) of the Employment Agreement.
     E. Executive agrees to return all of the Company’s Confidential Information, as defined in his Employment Agreement, and any other items of any nature relating to the Key Parties including, but not limited to, laptops, computer hardware or software, files, papers, memoranda, correspondence, drawings, blueprints, letters, notebooks, reports, flow charts, computer programs and data proposals, customer lists, financial data,
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tape recordings, and pictures. Executive further agrees that he is not retaining copies of any Confidential Information or any items listed in this paragraph.
     Executive represents that in executing this Agreement, he does not rely, and has not relied, on any representation by any of the Key Parties, except as expressly contained in this Agreement. As evidenced by his signature below, Executive certifies that he has read the above Agreement, and he hereby fully agrees to its terms and conditions.

/s/ WILLIAM M. AUSTIN		2/11/09

William M. Austin		Date

AGREED ON BEHALF OF KEY ENERGY SERVICES, INC. AND KEY ENERGY SHARED SERVICES, LLC

By:	/s/ RICHARD J. ALARIO	2/17/09

	Richard J. Alario	Date